UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

ANTERO MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36719	46-4109058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                   Regulation FD Disclosure.

On May 26, 2015, Antero Midstream Partners LP (the “Partnership”) received a favorable private letter ruling (the “PLR”) from the U.S. Internal Revenue Service providing that gross income earned by the Partnership from (i) the delivery of water for use in the exploration and production of oil and gas and (ii) the collection, treatment and transport of flowback, produced water, other fluids and residual salt that are byproducts of the exploration and production of oil and gas will constitute “qualifying income” under section 7704(d)(1)(E) of the Internal Revenue Code of 1986, as amended. In order for the Partnership to maintain its classification as a partnership for U.S. federal income tax purposes, at least 90% of its gross income must be “qualifying income.”

The Partnership holds an option to purchase Antero Resources Corporation’s (“Antero Corp”) water business at fair market value. However, the Partnership has not yet determined whether it will exercise the option, and no discussions with respect to the option or the purchase of the water business have commenced between the Partnership and Antero Corp. If the Partnership exercises the option, it can provide no assurance that the purchase of the water business will ultimately be consummated.

The information in this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM PARTNERS LP

	By:	Antero Resources Midstream Management LLC,
its general partner

	By:	/s/ GLEN C. WARREN, JR.
Glen C. Warren, Jr.
President and Chief Financial Officer
Dated: May 28, 2015